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                                                                      EXHIBIT 11
                             PAINE WEBBER GROUP INC.
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
          (In thousands of dollars except share and per share amounts)


                                                     Three Months Ended June 30,        Six Months Ended June 30,
                                                   ------------------------------    ------------------------------
                                                       1996             1995             1996             1995
                                                   -------------    -------------    -------------    -------------
PRIMARY:

Weighted average common shares outstanding            87,315,131       92,594,748       88,593,710       92,901,835

Incremental stock options and awards                   7,882,909             --          7,882,810             --
                                                   -------------                     -------------

Weighted average common and common
     equivalent shares                                95,198,040       92,594,748       96,476,520       92,901,835
                                                   =============    =============    =============    =============


Net earnings (loss)                                $      92,212    $     (90,548)   $     192,713    $     (56,238)

Interest savings on convertible debentures and
     short-term borrowings                                 1,225             --              2,578             --

Preferred dividend requirements                           (7,349)          (7,324)         (14,856)         (14,644)
                                                   -------------    -------------    -------------    -------------

Net earnings (loss) applicable to common shares    $      86,088    $     (97,872)   $     180,435    $     (70,882)
                                                   =============    =============    =============    =============

Primary earnings (loss) per common share           $        0.90    $       (1.06)   $        1.87    $       (0.76)
                                                   =============    =============    =============    =============

FULLY DILUTED:

Weighted average common shares outstanding            87,315,131       92,594,748       88,593,710       92,901,835

Incremental stock options and awards                   8,804,960             --          9,037,513             --

Weighted average common shares issuable assuming
     conversion of 8% Convertible
     Debentures and 6% Cumulative
     Convertible Redeemable Preferred Stock            6,196,913             --          6,327,181             --
                                                   -------------                     -------------


Weighted average common and common
     equivalent shares                               102,317,004       92,594,748      103,958,404       92,901,835
                                                   =============    =============    =============    =============

Net earnings (loss)                                $      92,212    $     (90,548)   $     192,713    $     (56,238)

Interest savings on convertible debentures and
     short-term borrowings                                 1,140             --              2,262             --

Preferred dividend requirements                           (5,849)          (7,324)         (11,823)         (14,644)
                                                   -------------    -------------    -------------    -------------

Net earnings (loss) applicable to common shares    $      87,503    $     (97,872)   $     183,152    $     (70,882)
                                                   =============    =============    =============    =============

Fully diluted earnings (loss) per common share     $        0.86    $       (1.06)   $        1.76    $       (0.76)
                                                   =============    =============    =============    =============